UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2014

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As disclosed in its Current Report on Form 8-K filed on October 23, 2014, UniTek Global Services, Inc. (the “Company”) previously entered into a plan support agreement, dated October 17, 2014 (the “Plan Support Agreement”), with: (i) its U.S. subsidiaries, (collectively with the Company, the “Debtors”); (ii) Apollo Investment Corporation (“Apollo”), as agent for the lenders under the Revolving Credit Agreement (as defined below); (iii) the Revolving Lenders (as defined below) party to such agreement, (iv) the Term Lenders (as defined below) party to such agreement; and (v) DIRECTV, LLC (collectively with the parties listed in clauses (i) through (iv) above and the Term Lenders referenced in the following paragraph, the “Plan Support Parties”), regarding a voluntary Chapter 11 pre-packaged plan of reorganization of the Debtors.

On October 28, 2014, October 29, 2014 and October 31, 2014, respectively, Term Lenders that are affiliates of PennantPark Floating Rate Capital Ltd., Cerberus Capital Management, L.P. and Marblegate Asset Management, LLC became parties to the Plan Support Agreement.

The Plan Support Parties currently represent 100% of the Revolving Lenders and 100% of the Term Lenders.

On October 31, 2014, the Company entered into with the Term Lenders a Sixth Amendment to the Term Loan Credit Agreement (as defined below) to extend certain restrictions on the transfer of loans by the Term Lenders.  The Sixth Amendment is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The “Term Loan Credit Agreement” means that certain Credit Agreement, dated as of April 15, 2011 (as amended since such date and as in effect on the date immediately prior to the date of the Term Forbearance Agreement), among the Company, the several banks and other financial institutions or entities from time to time parties thereto (the “Term Lenders”), and Cerberus Business Finance, LLC, as administrative agent.  The “Revolving Credit Agreement” means that certain Revolving Credit and Security Agreement, dated as of July 10, 2013 (as amended since such date and as in effect on the date immediately prior to the date of the Revolver Forbearance Agreement), among the Company, certain subsidiaries thereof, the several banks and other financial institutions or entities from time to time parties thereto (the “Revolving Lenders”), and Apollo, as agent.

Item 1.03                                           Bankruptcy or Receivership.

On November 3, 2014, the Company and the Debtors filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Debtors plan to continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Through the Chapter 11 Cases, the Debtors seek to implement a Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code for which the Company solicited votes from certain classes of its creditors prior to commencement of the Chapter 11 Cases.

On November 3, 2014, the Company issued a press release announcing its plans for the Chapter 11 Cases. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit Title

99.1	Sixth Amendment to Term Loan Credit Agreement, dated as of October 31, 2014
99.2	Press Release of UniTek Global Services, Inc., dated November 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: November 3, 2014	By:	/s/ Andrew J. Herning
Andrew J. Herning
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Exhibit Title

99.1	Sixth Amendment to Term Loan Credit Agreement, dated as of October 31, 2014
99.2	Press Release of UniTek Global Services, Inc., dated November 3, 2014